EXHIBIT 2

                                POWER OF ATTORNEY

           The undersigned, General Electric Capital Services, Inc., a Delaware corporation (hereinafter referred to as the "Corporation") does hereby make, constitute and appoint the persons listed below as the Corporation's true and lawful agent and attorney-in-fact (hereinafter referred to as the "Attorney") to act either together or alone in the name and on behalf of the Corporation for and with respect to the matters hereinafter described.

                     Name of Attorney:        Michael A. Gaudino
                                              Robert O. O'Reilly, Sr.
                                              Murry K. Stegelmann
                                              James Ungari
                                              Preston Abbott
                                              Leon E. Roday
                                              J. Gordon Smith
                                              Michael E. Pralle
                                              Iain MacKay
                                              Jonathan K. Sprole
                                              Barbara J. Gould
                                              Robert L. Lewis
                                              Wendy E. Ormond
                                              Mark F. Mylon

           Each Attorney shall have the power and authority to do the following:

           To execute and deliver any Schedule 13D, Schedule 13G or Forms 3, 4 and 5 or any amendments thereto required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 on behalf of the Corporation with regard to any securities owned by the Corporation, General Electric Capital Corporation or any of their subsidiaries;

           And, in connection with the foregoing, to execute and deliver all documents, acknowledgments, consents and other agreements and to take such further action as may be necessary or convenient for the Corporation in order to more effectively carry out the intent and purpose of the foregoing.

           Agreements, commitments, documents, instruments, and other writings executed by the Attorney in accordance with the terms hereof shall be binding upon the Corporation without attestation and without affixation of the seal of the Corporation. The Power of Attorney conferred hereby shall not be delegable by any Attorney. The Attorney shall serve without compensation for acting in the capacity of agent and attorney-in-fact hereunder.

           Unless revoked by the Corporation, this Power of Attorney shall be governed under the laws of the State of New York and the authority of the Attorney hereunder shall terminate on March 31, 2002.



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           IN WITNESS WHEREOF, the Corporation has caused this Power of Attorney to be executed, attested and its corporate seal to be affixed pursuant to authority granted by the Corporation's board of directors, as of the 22nd day of February, 2000.

                                     General Electric Capital Services, Inc.

           (Corporate Seal)          By: /s/ Nancy E. Barton
                                         ---------------------------------------
                                         Nancy E. Barton, Senior Vice President



Attest:

/s/ Brian T. McAnaney
------------------------------------------
Brian T. McAnaney, Assistant Secretary






















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